Exhibit 10.1
SUPERVALU INC.
EXCESS BENEFITS PLAN
(1989 Restatement)
First Effective February 24, 1985
As Amended and Restated Effective February 28, 1987
And
As Amended and Restated Effective February 26, 1989

AND

As Amended By

The FIRST AMENDMENT Adopted and Effective June 30, 1998 The SECOND AMENDMENT Adopted June 2, 2003 But Effective December 1, 2003	The THIRD AMENDMENT Adopted November 18, 2008 But Effective August 1, 2007, December 31, 2007, January 1, 2008, November 1, 2008 and January 1, 2009

Note:
Material added or modified by the First and Second Amendments is shown in italics. Effective December 1, 2003, the Second Amendment changed all references of “SUPER VALU Stores, Inc.” to “SUPERVALU INC.” (except where the prior name should be retained in the preambles for historical purposes) as shown in italics. Appendix A was added by the Third Amendment effective January 1, 2008 but is not shown in italics. Modified section numbers are not generally shown in italics.

This Working Copy has been compiled from the original Plan documents and amendments for the convenience of those charged with administration of the Plan. This Working Copy has not been approved, ratified or executed by the company, its board, its officers or any committee. This Working Copy is not, therefore, an official legal document under which the Plan is maintained. The Working Copy reflects only the most current provisions of the Plan document and does not reflect every change made by every amendment. Specifically, the Working Copy does not reflect changes made by prior amendments which were changed subsequently by more recent amendments. Certain questions, particularly questions relating to the effectiveness of amendments, can only be resolved by referring to the original Plan documents and amendments.

:

SUPERVALU INC.
EXCESS BENEFITS PLAN
(1989 Restatement)
WHEREAS, This corporation and certain subsidiaries of this corporation have heretofore adopted and currently maintain a defined benefit pension plan known as the Super Valu Stores, Inc. Retirement Plan (hereinafter the “Retirement Plan”) and several defined contribution profit sharing plans (hereinafter collectively the “Profit Sharing Plans”) for the purpose of developing retirement benefits for employees; and
WHEREAS, The Retirement Plan and the Profit Sharing Plans are subject to the Employee Retirement Income Security Act of 1974, as amended (hereinafter “ERISA”) and they are intended to qualify under section 401(a) of the Internal Revenue Code of 1954, as amended (hereinafter the “Code”); and
WHEREAS, By operation of section 401(a) of the Code, benefits which may be paid under the Retirement Plan and allocations which may be made under the Profit Sharing Plans are restricted so that they do not exceed certain maximum limitations established under section 415 of the Code; and
WHEREAS, For benefits accruing under the Retirement Plan and Profit Sharing Plans during plan years beginning after December 31, 1988, the maximum amount of annual compensation which may be taken into account for any employee may not exceed a fixed dollar amount which is established under section 401(a)(17) of the Code; and
WHEREAS, Changes in the Retirement Plan accrued benefit formula were required to be made effective February 26, 1989, to keep the Retirement Plan in compliance with section 401(l) of the Code and these changes had the effect of reducing the expected benefits which certain employees might have expected to realize if the Retirement Plan formulas had not been changed; and
WHEREAS, ERISA authorizes the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for employees which are in excess of the limitations on benefits and allocations imposed on qualified plans by section 415 of the Code; and
WHEREAS, ERISA also authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and
WHEREAS, Effective February 24, 1985, this corporation did establish a nonqualified plan known as the “Super Valu Stores, Inc. Excess Benefit Plan” and did amend and restate the same effective February 28, 1987, in a document known as the “Super Valu Stores, Inc. Excess Benefit Plan (1987 Restatement)”; and

WHEREAS, It is in the interest of this corporation to provide the full benefits promised to certain employees under the Retirement Plan and to make the full allocations for certain employees under the Profit Sharing Plans without regard to the limitations on benefits and allocations imposed by section 415 of the Code and without regard to the compensation limitation imposed by section 401(a)(17) of the Code and that an unfunded nonqualified deferred compensation plan be maintained for this and other purposes;
NOW THEREFORE, This corporation does hereby amend and restate the previously established “Super Valu Stores, Inc. Excess Benefit Plan (1987 Restatement)” and amend it to incorporate features of an unfunded, nonqualified deferred compensation plan, the terms and conditions of which are as follows:

Third Amendment–Effective January 1, 2008
1.    Introduction.
1.1.    Plan Name.  This plan shall be referred to as the SUPERVALU INC. Excess Benefits Plan (hereinafter “Plan”).
1.2.    Rules That Apply To Pre‑2005 Accruals. The portion of a Participant’s benefit that accrued under the Plan as of December 31, 2004, shall be governed by the terms of the Plan Statement disregarding requirements under section 409A of the Code and the rules set forth in Appendix A.
1.3.    Rules That Apply to Post‑2004 Accruals. The portion of a Participant’s benefit that accrued after December 31, 2004, shall be governed by the terms of the Plan Statement subject to the modifications specified in Appendix A, which are intended to comply with section 409A of the Code and final regulations thereunder.

2.    Participating Employees.
2.1.    General Rules. The individuals eligible to participate in and receive benefits under the Plan are those of SUPERVALU INC. and its subsidiaries who, on or after February 24, 1985:

(i)	are participating employees in the Retirement Plan or a Profit Sharing Plan, or both; and

(ii)	are actively employed by SUPERVALU INC. or one of its subsidiaries; and

(iii)	are affirmatively selected for participation in this Plan by the Compensation Committee of the Board of Directors.

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Third Amendment–Effective December 31, 2007 Notwithstanding the foregoing, no employees shall become Participants in this Plan after December 31, 2007.
2.2.    Specific Exclusions. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a participating employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a participating employee in this Plan at any time. If any person not so defined has been erroneously treated as a participating employee in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse SUPERVALU INC. for all amounts erroneously paid to him or her.
3.    Benefit for Retirement Plan Participating Employees.
3.1.    General Amount. Except to the extent provided otherwise in Section 3.6, this Plan shall pay to participating employees the excess, if any, of:

(i)
the amount that would have been payable under the Retirement Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, over

(ii)	the amount actually paid from the Retirement Plan.

Third Amendment–Effective December 31, 2007
The amount determined under paragraph (i) above that would have been payable under the Retirement Plan without regard to the limitations under section 415 and 401(a)(17) of the Code shall be determined without counting any service after December 31, 2007, as Credited Service in the Retirement Plan and without counting any compensation after December 31, 2012, as Final Average Compensation in the Retirement Plan.

3.2.    Form. Except as provided in paragraph 6 below, this benefit (minus the withholding and payroll taxes which must be deducted therefrom) shall be paid to the participating employee directly from the general assets SUPERVALU INC. in such one of the

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following Actuarially Equivalent forms as the participating employee shall have elected in writing not later than October 1, 1990:

(i)	a single lump sum;

(ii)	a series of five (5) equal annual installments;

(iii)	a series of ten (10) equal annual installments;

(iv)	a single life annuity (also known as a Basic Pension);

(v)	a joint and 50% to surviving spouse annuity;

(vi)	a joint and 67% to surviving spouse annuity; or

(vii)	a joint and 100% to surviving spouse annuity.

Third Amendment–Effective November 1, 2008
Installment payments shall be determined by reference to the rules in Section 4 of Appendix A of the SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan. Actuarially Equivalent value shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable. Benefits payable to a surviving spouse shall be paid only to the person, if any, who was the participating employee’s surviving spouse at the time of the Termination of Employment. If there is no such surviving spouse at such time, all elections of forms paying benefits to a surviving spouse shall be deemed to be elections of a single life annuity (or Basic Pension) form. Amounts payable to the participating employee in a lump sum or installment form which are not paid at the participating employee’s death shall be paid to the participating employee’s estate.

3.3.    Time. The payment shall be made (in the case of a single lump sum) or commenced (in the case of installments or an annuity) at whichever of the following dates as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

(i)	within thirty (30) days after the participating employee shall have had a Termination of Employment;

(ii)	during the March following the date the participating employee shall have had a Termination of Employment;

(iii)	during the March following the date the participating employee shall have attained age sixty‑two (62) years or had a Termination of Employment, if later;

(iv)	during the March following the date the participating employee shall have attained age sixty‑five (65) years or had a Termination of Employment, if later.

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3.4.    Default. If for any reason a participating employee shall have failed to make a timely written designation of form and time for distribution (including reasons beyond the control of the participating employee), the distribution shall be made in a single lump sum during the March following the date the participating employee shall have had a Termination of Employment. If the Participant shall have not filed an application for a benefit within five (5) years after his Normal Retirement Date (or his Termination of Employment, if later), such benefit shall be permanently and irrevocably forfeited.

Second Amendment–Effective December 1, 2003
3.5.    Election Changes. Notwithstanding anything to the contrary in this Plan, at any time and from time to time, each participating employee may file with the Committee a new election of a form and time of distribution of the benefit from this Plan, and such new election shall supersede all prior elections; provided, however, that any new election must be filed prior to the calendar year preceding the calendar year in which the participating employee’s benefits would otherwise have been commenced or distributed. If a new election under this Section 3.5 is not effective, the participating employee’s most recent effective election (including any default election) shall govern the form and time of payment.

3.6.    Special Benefit. In lieu of all benefits described in Section 3.1 and Section 5 there shall be paid to (and with respect to) participating employees who:

(i)	were born before March 1, 1952; and

(ii)	have not less than fifteen (15) years of Credited Service with SUPERVALU INC. and its subsidiaries under the Retirement Plan at termination of employment; and

(iii)	are “highly compensated employees” as defined in Code section 414(q) at the time of their termination of employment; and

(iv)	were actively employed by SUPERVALU INC. and participating in the Retirement Plan on February 26, 1989, only the benefits, if any, described in the separate nonqualified plan document titled as the SUPERVALU INC. NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Notwithstanding anything apparently to the contrary such persons shall not be entitled to participate in or develop benefits under or receive benefits from this Plan.
4.    Benefit For Profit Sharing Plan Participating Employees. This Plan shall provide for participating employees as defined in Section 2.1, the excess, if any, of:

(i)
the amount which would have been allocated for the participating employee under the Profit Sharing Plans if such allocation had been determined without regard to the allocation limitations under section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, over

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(ii)
the amount actually allocated for the participating employee under the Profit Sharing Plans after taking into account the allocation limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code.

This benefit shall be credited to an account for the participating employee under the Super Valu Stores, Inc. Deferred Compensation Plan at the same time as the contribution would have been made for the participating employee if it had been made under the Profit Sharing Plan. Provided, however, if the participating employee is not fully (100%) vested under the Profit Sharing Plan at that time of contribution, the contribution shall not be credited under Super Valu Stores, Inc. Deferred Contribution Plan until such time as the participating employee is fully (100%) vested under the Profit Sharing Plan. All matters concerning distribution of this benefit from the Super Valu Stores, Inc. Deferred Compensation Plan to the participating employee or survivors of the participating employee shall be governed under the terms and provisions of the Super Valu Stores, Inc. Deferred Compensation Plan including that plan’s accrual of interest provisions (and not this document or the Profit Sharing Plans’ documents).
5.    Benefit to Retirement Plan Beneficiaries.
5.1.    Amount. There shall be paid under this Plan and to the surviving spouse or other joint or contingent annuitant or beneficiary of a participating employee as defined in Section 2.1 (subject to the exclusion in Section 3.6), the excess, if any, of:

(i)
the amount which would have been payable under the Retirement Plan if such benefit had been determined without regard to the benefit limitations of section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, over

(ii)	the amount actually paid from the Retirement Plan.

Third Amendment–Effective December 31, 2007
The amount determined under paragraph (i) above that would have been payable under the Retirement Plan without regard to the limitations under section 415 and 401(a)(17) of the Code shall be determined without counting any service after December 31, 2007, as Credited Service in the Retirement Plan and without counting any compensation after December 31, 2012, as Final Average Compensation in the Retirement Plan.

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5.2.    Form. Except as provided in paragraph 6 below, this benefit (minus the withholding and payroll taxes which must be deducted therefrom) shall be paid to such person directly from the general assets of SUPERVALU INC. in such one of the following Actuarially Equivalent forms as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

(i)	a single lump sum;

(ii)	a series of five (5) annual installments;

(iii)	a series of ten (10) annual installments;

(iv)	a single life annuity (for the life of the joint annuitant only).

Third Amendment–Effective November 1, 2008
Installment payments shall be determined by reference to the rules in Section 4 of Appendix A of the SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan. Actuarially Equivalent value shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable. Benefits payable to a surviving spouse shall be paid only to the person, if any, who was the participating employee’s surviving spouse at the time of the Termination of Employment. If there is no such surviving spouse at such Termination of Employment, all elections of forms paying benefits to a surviving spouse shall be deemed to be elections of a single life annuity (or Basic Pension) form. Benefits payable in a lump sum or installment form that have not been paid at the death of the Beneficiary shall be payable to the Beneficiary’s estate.

5.3.    Time. The payment shall be made (in the case of a single lump sum) or commenced (in the case of installments or an annuity) at whichever of the following dates as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

(i)	within thirty (30) days after the participating employee shall have died;

(ii)	during the March following the date the participating employee shall have died;

(iii)	during the March following the date the participating employee shall have attained age sixty‑two (62) years or died if later;

(iv)	during the March following the date the participating employee shall have attained age sixty‑five (65) years or died if later.
5.4.    Default. If for any reason a participating employee shall have failed to make such a timely written designation of form and time for distribution (including reasons beyond the control of the participating employee), the distribution shall be made in a single lump

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sum during the March following the date the participating employee shall have died. No spouse, former spouse, designated Joint Annuitant or Beneficiary shall have any right to participate in the Participant’s selection of the time or the form of benefit or the designation of a Joint Annuitant or Beneficiary or the changing of the same. If the Participant shall have not filed an application for a benefit within five (5) years after his Normal Retirement Date (or his Termination of Employment, if later), such benefit shall be permanently and irrevocably forfeited.

Second Amendment–Effective December 1, 2003
5.5.    Election Changes. Notwithstanding anything to the contrary in this Plan, at any time and from time to time, each participating employee may file with the Committee a new election of a form and time of distribution of the benefit from this Plan, and such new election shall supercede all prior elections; provided, however, that any new election must be filed prior to the calendar year preceding the calendar year in which the participating employee’s benefits would otherwise have been commenced or distributed. If a new election under this Section 5.5 is not effective, the participating employee’s most recent effective election (including any default election) shall govern the form and time of payment.

Third Amendment–Effective January 1, 2009
5.6.    Determination of Beneficiary. If the Participant was married for at least one (1) year ending on the date of the Participant’s death, the survivor benefit shall be payable to the surviving spouse unless the Participant has elected otherwise pursuant to rules established by the Administrative Committee. If the Participant was not married to the surviving spouse for at least one (1) year ending on the date of death, the survivor benefit shall be payable to the Participant’s designated beneficiary or, in the absence of such designation, to the Participant’s estate. No spouse, former spouse, designated joint annuity or beneficiary shall have any right to participate in the Participant’s selection of time or form of distribution or any change of the same.

6.    Commutation of Retirement Plan Excess Benefits. At the election of the Compensation Committee of the Board of Directors of SUPERVALU INC. (or its authorized agent), and for the purpose of minimizing employer payroll or other taxes due on benefits payable under this Plan with respect to the Retirement Plan, the Compensation Committee may commute the value of benefits payable to or with respect to participating employee at the time of the retirement, quit, discharge, death or other termination of employment of the participating employee. The commuted single sum of the value so determined shall be calculated by reference to the interest and mortality factors then in effect under the Retirement Plan with respect to which the commuted benefits are paid. The commuted single sum value shall then be transferred to the Super Valu Stores, Inc. Deferred Compensation Plan as of the date of commutation for payment in accordance with the terms of that plan. If the Compensation Committee elects to commute Retirement Plan benefits payable to or with respect to a participating employee, the Compensation Committee shall cause the participating employee or other person to whom such benefits are payable to be immediately notified in writing of that commutation.

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7.    Funding. All benefits payable under this Plan shall be paid exclusively from the general assets of SUPERVALU INC. and no fund or trust shall be established apart from the general assets of such corporation for this purpose nor shall any assets or property be segregated or set apart from such corporation’s general assets for the purposes of funding this Plan.

Third Amendment–Effective August 1, 2007
8.    General Matters.
8.1.    Employer. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.
8.2.    Committee. Each Committee established pursuant to the document entitled “Committee Bylaws for SUPERVALU Benefit Plans” adopted effective August 1, 2007, by action of the Chief Executive Officer of SUPERVALU, as amended from time to time (“Bylaws”) shall have authority and responsibility under the Plan as set forth in such Bylaws and shall perform all duties assigned to such Committee by the express terms of this Plan Statement.
8.3.    Termination. The Compensation Committee of the Board of Directors of SUPERVALU shall have the exclusive authority to terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.
8.4.    Plan Administrator. SUPERVALU INC. shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Action of 1974.
8.5.    Disclaimer. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under a Retirement Plan or a Profit Sharing Plan.

Third Amendment–Effective January 1, 2009
8.6. Amendment. SUPERVALU INC. reserves the power to amend this Plan Statement either prospectively or retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by the Plan:
(i) in any respect by action of its Board of Directors (or any duly authorized committee of the Directors), and
(ii) in any respect that increases or decreases the cost of the Plan by more than Five Million Dollars ($5,000,000), by action of the Executive Plans Committee, and
(ii) in any respect that increases or decreases the cost of the Plan by Five Million Dollars ($5,000,000) or less, by action of the Benefit Plans Committee.

9.    Forfeiture of Benefits. All unpaid benefits under this Plan, including without limiting the generality of the foregoing, undistributed accruals attributable to this Plan which are developed

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under the Super Valu Stores, Inc. Deferred Compensation Plan, shall be forfeited upon the determination by the Compensation Committee of the Board of Directors of SUPERVALU INC. that the participating employee, either before or after termination of employment:

(i)	has engaged in a felonious, fraudulent or other activity resulting in harm to SUPERVALU INC. or a subsidiary;

(ii)	has divulged to a competitor any confidential information, or trade information, or trade secrets of SUPERVALU INC. or a subsidiary; or

(iii)	has provided SUPERVALU INC. or a subsidiary with materially false reports concerning his business interests or employment; or

(iv)
has made materially false representations which are relied upon by SUPERVALU INC. or a subsidiary in furnishing information to shareholders, stock exchange or the Securities and Exchange Commission; or

(v)	has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by the participating employee to SUPERVALU INC. or a subsidiary; or

(vi)	has engaged in conduct causing a serious violation of state or federal law by SUPERVALU INC. or a subsidiary ; or

(vii)	has engaged in the theft of assets or funds of SUPERVALU INC. or a subsidiary; or

(viii)	has engaged in fraud or dishonesty toward SUPERVALU INC. or a subsidiary which is admitted or judicially proven; or

(ix)
has been convicted of any crime which directly or indirectly arose out of his employment relationship with SUPERVALU INC. or a subsidiary or materially affected his ability to discharge the duties of his employment with SUPERVALU INC. or a subsidiary; or

(x)
has during his employment or for a period of two years after the termination of his employment engaged in any employment or self‑employment with a competitor of SUPERVALU INC. or a subsidiary within the geographical area which is then served by SUPERVALU INC. or the subsidiary.

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Third Amendment-Effective January 1, 2008
10.    Claims Procedure.
10.1.    Determinations. The Administrative Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Administrative Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and all relevant documents and information, and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.
10.2.    Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, the Employer, the Committee, or any other person pursuant to any provision of the Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer or other person who has been authorized to make such certification or to give such notices or consents.
10.3.    Claims Procedure. The claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.
(a)    Initial Claim and Decision. An individual may, subject to any applicable deadline, file with the Administrative Committee a written claim for benefits under the Plan in a form and manner prescribed by the Administrative Committee. If the claim is denied in whole or in part, the Administrative Committee shall notify the claimant of the adverse benefit determination within 90 days after receipt of the claim. The 90 day period for making the claim determination may be extended for 90 days if the Administrative Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Administrative Committee notifies the claimant, prior to the expiration of the initial 90 day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made. The notice of adverse determination shall provide: (i) the specific reasons for the adverse determination; (ii) references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the claim and review procedures, including the time limits applicable to such procedure, and (v) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

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(b)    Request for Review and Final Decision. Within 60 days after receipt of an initial adverse benefit determination notice, the claimant may file with the Administrative Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within 60 days after receipt of the initial adverse determination notice shall be untimely. If the claim, upon review, is denied in whole or in part, the Administrative Committee shall notify the claimant within 60 days after receipt of the request for a review. Such 60‑day period may be extended for 60 days if the Administrative Committee determines that special circumstances require an extension and notifies the claimant what special circumstances require the extension and the date by which the decision is expected. If the extension is due to the claimant’s failure to submit information necessary to decide the claim, the claimant shall have 60 days to provide the necessary information and the period for making the decision shall be tolled from the date on which the extension notice is sent until the date the claimant responds to the information request or, if earlier, the expiration of 60 days. The Administrative Committee’s review of a denied claim shall take into account all documents and other information submitted by the claimant, whether or not the information was submitted before the claim was initially decided. The notice of denial upon review shall set forth in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) references to the specific provisions of the Plan document on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and (iv) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).
10.4.    Rules and Regulations.
10.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Administrative Committee.
10.4.2. Specific Rules.
(a)    Any decision or determination to be made by the Principal Sponsor or Employer shall be made by the Administrative Committee unless delegated, in which case references in this Section 8 to the Administrative Committee shall be treated as references to the Administrative Committee’s delegate. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Administrative Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Administrative Committee upon request.

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(b)    Claimants may be represented by a lawyer or other representative at their own expense, but Administrative Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.
(c)    The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Administrative Committee.
(d)    The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.
(e)    The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.
(f)    For the purpose of this Section, a document, record, or other information shall be considered “relevant” as defined in Labor Reg. §2560.503‑1(m)(8).
(g)    The Administrative Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.
10.4.3. Limitations and Exhaustion.
(a)    No claim shall be considered under these administrative procedures unless it is filed with the Administrative Committee within one (1) year after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Administrative Committee without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of: (i) three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or (ii) sixty (60) days after the Participant has exhausted these administrative procedures.
(b)    These administrative procedures are the exclusive means for resolving any dispute arising under this Plan. No Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted, and determinations under these administrative procedures (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

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(c)    For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
(d)    Except to the extent that federal law is controlling, this Plan Statement shall be construed and enforced in accordance with the laws of the State of Minnesota. All controversies, disputes, claims, or causes of action arising under or related to the Plan or any other party with a relationship to the Plan (including any claims for benefits or any other claims brought under ERISA section 502) must be brought in the United States District Court For the District of Minnesota.

11.    Construction. This Plan is adopted with the understanding that it is in part an unfunded excess benefit plan within the meaning of Section 3(36) ERISA and is in part an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA. Each provision hereof shall be interpreted and administered accordingly.

Third Amendment–Effective January 1, 2008
The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. The Principal Sponsor has affirmatively determined that all amounts accrued under the Plan that were earned and vested before January 1, 2005 (i.e., amounts specified in Section 1.2) shall not be subject to 409A of the Code, and this Plan Statement shall be construed accordingly. Notwithstanding the foregoing, neither the Principal Sponsor, nor the Employer nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.

Unless a contrary intention is clearly expressed herein, terms defined in the Retirement Plan and used in this Plan shall have the meanings assigned in the Retirement Plan insofar as this Plan is developing benefits by reference to the Retirement Plan. Unless a contrary intention is clearly expressed herein, terms defined in a Profit Sharing Plan and used in this Plan shall have the meanings assigned in the Profit Sharing Plan insofar as this Plan is developing benefits by reference to such Profit Sharing Plan.
It is specifically contemplated that the Retirement Plan and the Profit Sharing Plans will, from time to time, be amended and possibly terminated. All such amendments and terminations shall be given effect under this Plan (it being expressly intended that this Plan shall not freeze or lock in the benefit structures of such plans as they exist at the adoption of this Plan or upon the commencement of participation by any participating employee).
This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State to the extent such laws are not preempted by federal law.

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This Plan will not provide any excess benefits with respect to any stock bonus plan, employee stock ownership plan or PAYSOP. This Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

First Amendment–Effective June 30, 1998
12. Change in Control.
12.1.   Special Definitions. A “Change of Control” shall be deemed to have occurred upon any of the following events:
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of any corporation controlled by the Company; or
(ii) the consummation of any merger or other business combination of the Company, sale or lease of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or
(iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three‑fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or
(iv) such other event or transaction as the Board shall determine constitutes a Change in Control.
12.2.   Amendment. Notwithstanding any other provision of the Plan, during the five (5) years following a change in control, the provisions of the Plan may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the change in control), of any Participant, Beneficiary or other person entitled to payments under the Plan.

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APPENDIX A

RULES FOR POST‑2004 ACCRUALS
The portion of a Participant’s benefit that accrued after December 31, 2004, shall be governed by the terms of the Plan Statement subject to modifications specified in this Appendix A which are intended to comply with section 409A of the Code.
Pursuant to Section 2.1 of the Plan Statement (as amended herein), all Participants in this Plan were determined on or before December 31, 2007, and no employees shall become Participants in this Plan after December 31, 2007. Distribution elections with respect to accruals after December 31, 2004, were made by Participants either before December 31, 2004, or in accordance with the transition relief described in IRS Notice 2005‑1; Q&A–19(c) and the preambles to the proposed regulations under section 409A of the Code.
1.    Separation from Service. The term Termination of Employment is replaced throughout the Plan Statement by the term Separation from Service, and Separation from Service is defined as follows:
Separation from Service — a severance of an employee’s employment relationship with the Employers and all Affiliates for any reason other than the employee’s death.

(a)	A transfer from employment with an Employer to employment with an Affiliate, or vice versa, shall not constitute a Separation from Service.

(b)
Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty‑six (36) month period (or the full period of services to the employer if the employee has been providing services to the employer for less than thirty‑six months).

(c)
Separation from Service shall not be deemed to occur while the employee is on military leave, sick leave or other bona fide leave of absence if the period does not exceed six (6) months or, if longer, so long as the employee retains a right to reemployment with the Employer or an Affiliate under an applicable statute or by contract. For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the employee will return to perform services for the Employer or an Affiliate. Notwithstanding the foregoing, a 29‑month period of absence will be substituted for such 6‑month period if the leave is due to any medically determinable physical or mental

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impairment that can be expected to result in death or can be expected to last for a continuous period of no less than 6 months and that causes the employee to be unable to perform the duties of his or her position of employment.

(d)
Where as part of a sale or other disposition of assets by the Employer to an employer that is not an Affiliate, an employee providing services to the Employer immediately before the transaction and to the buyer immediately after the transaction (“Affected Employee”) would otherwise experience a Separation from Service from the Employer as a result of the transaction, the Employer and the buyer shall have the discretion to specify that the Affected Employee has not experienced a Separation from Service if (i) the transaction results from bona fide, arm’s length negotiations, (ii) all Affected Employees are treated consistently, and (iii) such treatment is specified in writing no later than the closing date of the transaction.

2.    Specified Employee. For purposes of application of the six (6) month delay rule in Section 3.3 (as modified in this Appendix A), Specified Employee is defined as follows:
Specified Employee — a Participant who is a key employee as defined in section 416(i) of the Code. A Participant’s status as a Specified Employee shall be determined each December 31st based on the facts existing during the year ending on that date. If a Participant is determined to be a Specified Employee on that date, the Participant shall be treated as a Specified Employee for purposes of the six (6) month delay under Section 3.3 (as modified in this Appendix A) if Separation from Service occurs during the twelve (12) month period beginning the following April 1.
3.    Affiliate. For purposes of the application of the definition of Separation from Service, Affiliate is defined as follows:
Affiliate — a business entity that is treated as a single employer with SUPERVALU INC. under the rules of section 414(b) and (c) of the Code, including the eighty percent (80%) standard therein.
4.    Form of Distribution to Participant. Section 3.2 of the Plan Statement is revised to read in full as follows:
3.2.    Form of Distribution to Participant. Distribution of the Participant’s benefit shall be made to the Participant in whichever of the following Actuarially Equivalent forms the Participant shall have timely elected in writing delivered to the Plan Sponsor. If for any reason a Participant shall have failed to make a timely election of form of distribution (including reasons entirely beyond the control of the Participant), distribution shall be made in the form of a single lump sum.

(i)	a single lump sum;

(ii)	a series of five (5) equal annual installments;

(iii)	a series of ten (10) equal annual installments;

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(iv)	a single life annuity;

(v)	a joint and 50% to surviving spouse annuity;

(vi)	a joint and 67% to surviving spouse annuity; or

(vii)	a joint and 100% to surviving spouse annuity.
Actuarially Equivalent value shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable.
5.    Time of Distribution to Participant. Section 3.3 of the Plan Statement is revised to read in full as follows:
3.3.    Time of Distribution to Participant. Distribution of a Participant’s benefit shall be made or commenced at whichever of the following dates as the Participant shall have timely elected in writing delivered to the Plan Sponsor:

(i)	within thirty (30) days after the Participant’s Separation from Service;

(ii)	during the month of March following the Participant’s Separation from Service;

(iii)	during the month of March following the later of (A) the Participant’s sixty‑second (62nd) birthday or (B) the Participant’s Separation from Service; or

(v)	during the month of March following the later of (A) the Participant’s sixty‑fifth (65th) birthday or (B) the Participant’s Separation from Service;
provided, however, that if distribution is made or commenced in the event of the Participant’s Separation from Service and if the Participant is a Specified Employee, distribution shall be delayed until the six (6) month anniversary of the date following the date of the Participant’s Separation from Service (or if earlier, until the death of the Participant) and distribution shall be made or commenced on the first payroll date of the Plan Sponsor thereafter.
Notwithstanding the foregoing, the time of any distribution shall be delayed in accordance with the rules in Section 3.5 related to subsequent election changes.
No spouse or former spouse shall have any right to participate in the Participant’s election of time of distribution.
6.    Default Election. Section 3.4 of the Plan Statement is revised to read in full as follows:
3.4.    Default. If for any reason a Participant shall have failed to make a timely election of time for distribution (including reasons entirely beyond the control of the Participant),

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the Participant shall be deemed to have elected to receive distribution during the March following the Participant’s Separation from Service.
7.    Subsequent Changes in Elections for Distribution to Participant. Section 3.5 of the Plan Statement is revised to read in full as follows:
3.5.    Subsequent Changes in Elections for Distribution to Participant. A Participant shall be permitted to change prior elections of time of distribution and form of distribution if such election change is made in the form and manner prescribed by the Administrative Committee and only if the following conditions are satisfied:

(a)	the election change shall not take effect until the date that is twelve (12) months after the date on which the Participant submits the election change;

(b)
if the Participant changes the form of distribution elected under Section 3.2 (as modified in this Appendix A), distribution shall be delayed until the date that is five (5) years after the date the distribution would have been made or commenced but for the election change; provided, however, that for this purpose, a change from one life annuity form of distribution to another actuarially equivalent life annuity form before distribution has commenced shall not be considered a change in form of distribution; and

(c)
if the Participant changes the time of distribution elected under Section 3.3 (as modified in this Appendix A) or by default under Section 3.4 (as modified in this Appendix A), the election change (i) must be submitted at least 12 months before the distribution date previously elected by the Participant, and (ii) distribution shall be delayed at least five (5) years after the date distribution would have been made or commenced but for the election change.

8.    Benefit to Beneficiaries. The lead‑in to Section 5.1 of the Plan Statement is revised to read as follows:
5.1.    Amount. There shall be paid under this Plan to the Participant’s Beneficiary as determined in Section 5.6, the excess, if any, of:
9.    Form of Distribution to a Beneficiary. Section 5.2 of the Plan Statement is revised to read in full as follows:
5.2.    Form of Distribution to a Beneficiary. Distribution to the Participant’s Beneficiary shall be made in whichever of the following Actuarially Equivalent forms the Participant shall have timely elected in writing delivered to the Plan Sponsor. If for any reason a Participant shall have failed to make a timely election of form of distribution (including reasons entirely beyond the control of the Participant), distribution shall be made to such person in the form of a single lump sum.

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(i)	a single lump sum;

(ii)	a series of five (5) equal annual installments;

(iii)	a series of ten (10) equal annual installments; or

(iv)	a single life annuity.
Actuarially Equivalent value shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable. Amounts paid to the Beneficiary in a lump sum or installment form which are not paid at the Beneficiary’s death, shall be paid to the Beneficiary’s estate.
10.    Time of Distribution to Beneficiary. Section 5.3 of the Plan Statement is revised to read in full as follows:
5.3.    Time of Distribution to Participant. Distribution to a Participant’s Beneficiary shall be made or commenced at whichever of the following dates the Participant shall have timely elected in writing delivered to the Plan Sponsor:

(i)	within thirty (30) days after the date of the Participant’s death;

(ii)	during the month of March following the date of the Participant’s death;

(iii)	during the month of March following the later of: (A) the date the Participant would have attached age sixty‑two (62) or (B) the date of the Participant’s death; or

(v)	during the month of March following the later of: (A) the date the Participant would have attached age sixty‑five (65) or (B) the date of the Participant’s death.
11.    Default Election. Section 5.4 of the Plan Statement is revised to read in full as follows:
5.4.    Default. If for any reason a Participant shall have failed to make a timely election of time for distribution to the Beneficiary (including reasons entirely beyond the control of the Participant), the Participant shall be deemed to have elected distribution to the Beneficiary during the March following the date of the Participant’s death.
12.    Subsequent Changes in Elections for Distribution to Beneficiary. Section 5.5 of the Plan Statement is revised to read in full as follows:
5.5.    Subsequent Changes in Elections for Distribution to Beneficiary. A Participant shall be permitted to change prior elections of time of distribution and form of distribution to a Beneficiary if such election change is made in the form and manner prescribed by the Administrative Committee and only if the following conditions are satisfied:

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(a)	the election change shall not take effect until the date that is twelve (12) months after the date on which the Participant submits the election change;

(b)
if the Participant changes the form of distribution elected under Section 5.2 (as modified in this Appendix A), distribution shall be delayed until the date that is five (5) years after the date the distribution would have been made or commenced but for the election change; provided, however, that for this purpose, a change from one life annuity form of distribution to another actuarially equivalent life annuity form before distribution has commenced shall not be considered a change in form of distribution; and

(c)
if the Participant changes the time of distribution elected under Section 5.3 (as modified in this Appendix A) or by default under Section 5.4 (as modified in this Appendix A), the election change (i) must be submitted at least 12 months before the distribution date previously elected by the Participant, and (ii) distribution shall be delayed at least five (5) years after the date distribution would have been made or commenced but for the election change.

13.    Section Disregarded. Section 6 of the Plan Statement (and all cross‑references thereto) are deleted and have no further effect.

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